Exhibit 3.1(21)

THE COMPANIES ACTS 1948 to 1980

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF

INDEPENDENT VENDING SUPPLIES LIMITED

1. The name of the Company is “INDEPENDENT VENDING SUPPLIES LIMITED”.

2. The registered office of the Company will be situate in England.

3. The objects for which the Company is established are:-

By Special Resolution passed on 2nd January 1986 it was resolved that the Memorandum of Association of the Company be amended by the deletion of the words “to carry on the business of manufacturers of and dealers in all kinds of tea, coffee, cocoa and other foods, beverages and preparations” from Clause 3 (a) thereof and the substitution therefor of the following words:-

“to carry on all or any of the businesses of importers, exporters, manufacturers, manufacturers’ agents and representatives, buyers, sellers, distributors, suppliers, factors, wholesalers, retailers and shippers of and dealers in all kinds of tea, coffee, cocoa, chocolate, whitener, syrups, soups and other food, beverages, produce, products and preparations and all kinds of containers used in connection therewith.

To participate in, undertake, perform and carry on all kinds of commercial, industrial trading and financial operations and enterprises”.

To import, manufacture, blend and in any way deal in tea, coffee and cocoa, and other Eastern and Colonial products, and to carry on business as merchants both wholesale and retail, sugar merchants, sweet meat merchants, farmers, dairymen, fruiterers, grocers, timber merchants and as tobacconists, brokers, importers, and dealers in foreign and colonial produce and wares of all kinds, and to deal in articles of all kinds commonly dealt in by persons carrying on any of the businesses aforesaid.

To establish at any place or places, whether in the United Kingdom or abroad, shops, refreshment rooms, depots and vending machines for the sale of tea, coffee, cocoa, milk, aerated and mineral waters, cordials, bread, biscuits and other farinaceous goods tobacco, cigars, cigarettes, confectionery, cakes, buns, potted meat, table delicacies and any other provisions, goods or drinks, and carry on at such place or places or elsewhere the businesses of bakers, butchers, millers, ice merchants, restaurant, refreshment room, tavern, inn and lodging-house keepers or proprietors.

(b) To carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on in connection with or ancillary to any of the business of the Company.

(c) To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

(d) To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d’invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

(e) To acquire and undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any Shares, Debentures, Debenture Stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

(f) To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company

(g) To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

(h) To lend and advance money or give credit, on such terms as may seem expedient and with or without security to customers and others, to enter into guarantees, contracts of indemnity and suretyships of all Kinds, to receive money on deposit or loan upon such terms as the Company may approve and to secure or guarantee the payment of any sums of money or the performance of any obligation by any company, firm or person including any parent, subsidiary or fellow subsidiary company in such manner as the Company may think fit.

(i) To borrow and raise money in such manner as the Company shall think fit and secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security lien or other security upon the whole or any part of the Company’s property of assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

(j) To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(k) To apply for, promote, and obtain any Act of Parliament, Provisional Order, or Licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(l) To enter into any arrangements with any Government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such Government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such chapters, decrees, rights, privileges, and concessions.

(m) To subscribe for, take, purchase, or otherwise acquire and hold shares or other interests in or securities of any other company having objects altogether or in part similar to those of the Company or carrying on any business capable of being carried on so as directly or indirectly to benefit the Company or enhance the value of any of its property and to co-ordinate, finance and manage the businesses and operations of any company in which the Company holds any such interest.

(n) To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

(o) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of Shares or other securities or the Company credited as paid up in full or in part or otherwise as may be thought expedient.

(p) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any Shares or other securities of the Company.

(q) To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its Director or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or of any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or of the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

(r) To promote any other company for the purpose of acquiring the whole or any part of the business or property and undertaking any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

(s) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

(t) To distribute among the Members of the Company in kind any property of the Company of whatever nature.

(u) To procure the Company to be registered or recognise in any part of the world.

(v) To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

(w) To do all such other things as may be deemed incidental or conducive to the attainment of the Company’s objects or any of them.

The objects set forth in each sub-clause of this Clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or from the name of the Company. None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have as full a power to exercise ail or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company. The word “company” in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

4. The liability of the Members is limited.

5. The Share Capital of the Company is £100,000 divided into 100,000 Shares of £1 each.

WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of Shares in the Capital of the Company set opposite our respective names.

Names, addresses and descriptions of Subscribers	Number of Shares taken by each Subscriber

Michael Richard Counsell,	- One
15, Pembroke Road,
Bristol, BS99 7DX
Commercial Manager.

Christopher Charles Hadler,	- One
15, Pembroke Road
Bristol. BS99 7DX
Commercial Manager.

Dated this 17th day of December, 1980.

Witness to the above Signatures: -	Dawn Bennett, 15, Pembroke Road Bristol, BS99 7DX Clerk.

The Companies Act 1985

Company Limited by Shares

ARTICLES OF ASSOCIATION

of

INDEPENDENT VENDING SUPPLIES LIMITED

(Adopted by Special Resolution dated 2nd January 1986)

PRELIMINARY

1.	(a)	Save as hereinafter provided the regulations contained in Table A as set out in the Schedule to the Companies (Tables A - F) Regulations 1985 (hereinafter referred to as “Table A”) shall apply to the Company
	(b)	Regulations 3, 5, 8, 24, 53, 73 to 80, 87, 93 and 118 of Table A shall not apply to the Company
	(c)	The following definition shall apply to these Articles:-
		“the Statutes”	shall mean the Companies Act 1985 and every statutory modification and re-enactment thereof and every other Act for the time being in force concerning companies and affecting the Company
PRIVATE COMPANY

2. The Company is a private company and accordingly no invitation or offer shall be made to the public (whether for cash or otherwise) to subscribe for any shares in or debentures of the Company nor shall the Company allot or agree to allot (whether for cash or otherwise) any shares in or debentures of the Company with a view to all or any of such shares or debentures being offered for sale to the public

SHARES

3.	(a)	The Directors may allot, grant options over or otherwise deal with or dispose of any relevant securities (as defined by Section 80 (2) of the Companies Act 1985) of the Company to such persons and generally on such terms and conditions as the Directors may think fit provided always that no share shall be issued at a discount, or otherwise in breach of the provisions of these Articles or of the Statutes

	(b)	The general authority conferred by sub-paragraph (a) of this Article shall be unconditional and shall extend to an amount of shares equal to the authorised but unissued share capital of the Company from time to time The said authority will expire on the date which is the fifth anniversary of the date upon which the resolution adopting this Article was passed unless renewed varied or revoked by the Company in general meeting

	(c)	The Directors shall be entitled under the general authority conferred by sub-paragraph (a) of this Article to make at any time before the expiry of such authority any offer or agreement which will or might require relevant securities of the Company to be allotted after the expiry of such authority and shall be entitled to allot pursuant to any such offer or agreement any relevant securities

	(d)	Sections 89 (1), 90 (1) to (5) and 90 (6) of the Companies Act 1985 shall not apply to any allotment of equity securities (as defined in Section 94 (2) of the Companies Act 1985) by the Company

4. Subject to the provisions of the Statutes any shares may be issued by the Company upon the terms that they are or are liable to be redeemed at the option of the Company or the shareholder on such terms and in such manner as the Company may before the issue of such shares by special resolution determine

5. To the extent permitted by and in accordance with the Statutes, the Company may:-

(a)	purchase its own shares (including any redeemable shares); and

(b)	make a payment in respect of the redemption or purchase under Sections 159 - 161 or (as the case may be) Section 162 of the Companies Act 1985 of any of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares

LIEN

6. The Company shall have a first and paramount lien on every share (whether or not it is a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share and the Company shall also have a first and paramount lien on all shares (whether fully paid or not) standing registered in the name of any Member whether solely or jointly with two or more joint holders for all moneys prevently payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien if any, on a share shall extend to all dividends payable thereon

CALLS

7. The liability of any Member in default in respect of a call shall be increased by the addition in regulation 18 in Table A of the words “and all expenses that may have been incurred by the Company by reason of such non-payment” after the words “together with any interest which may have accrued”

TRANSFER OF SHARES

8.	(a)	The Directors may in their absolute discretion and without assigning any reason therefor decline to register any transfer of any share whether or not it is a fully paid share

	(b)	A transfer of a fully paid share need not be executed by or on behalf of the transferee Regulation 23 of Table A shall be modified accordingly

	(c)	All instruments of transfer which shall be registered shall be retained by the Company

GENERAL MEETINGS AND RESOLUTIONS

9. A poll may be demanded by the Chairman or by any Member present in person or by proxy and entitled to vote and regulation 46 of Table A shall be modified accordingly

10. A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at Genera] Meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held Any such resolution in writing may consist of two or more documents in like form each signed by one or more of such Members or representatives

11. No business shall be transacted at any General Meeting unless a quorum of Members is present at the time when the Meeting proceeds to business. The quorum for any general meeting shall be two Members present in person or being a corporation, by its duly authorised representative or by proxy and entitled to vote in respect of each class of issued share capital of the Company carrying the right to vote at such meeting. Regulation 40 of Table A shall not apply.

DIRECTORS

12. The first Director or Directors of the Company shall be the person or persons named in the statement delivered to the Registrar of Companies upon registration of the Company

13. Unless and until the Company in general meeting shall otherwise determine, there shall be no maximum number of Directors and the minimum number of Directors shall be two If and so long as there is a sole Director, he may exercise all the powers and authorities vested in the Directors by these Articles or Table A

14. A Director shall not be required to hold any share qualification but he shall be entitled to receive notice of and to attend and speak at any General Meeting of the Company

15.	(a)	A Director who is in any way whether directly or indirectly interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with the Statutes

(b)	Subject to the provisions of the Statutes, a Director may vote in respect of any contract or arrangement in which he is interested or upon any matter arising therefrom and he shall be [illegible] in estimating a quorum where any such contract or arrangement is under consideration If he shall vote on any such contract or arrangement his vote shall be counted Regulations 94 and 95 of Table A shall be modified accordingly

16. No person shall be disqualified from being appointed a Director of the Company and no Director of the Company shall be required to vacate that office by reason only of the fact that he has attained the age of 70 years or any other age, nor need the age of any such person or Director nor the fact that any such person or Director is over 70 or any other age be stated in any notice or resolution relating to his appointment or re-appointment nor shall it be necessary to give special notice under the Statutes of any resolution appointing, re-appointing or approving the appointment of a Director by reason only of his age

17. The Directors may from time to time appoint one or more of their body to be the holder of the office of managing director or any other executive or salaried office on such terms and for such period as they think fit and a Director holding any such office shall receive such remuneration whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary commission participation in profits or otherwise as the Directors may determine. The

Directors may confer upon a Director holding any such office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke withdraw or vary all or any of such powers

18. Any Director who serves on any committee or who devotes special attention to the business of the Company or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director may be paid such extra remuneration by way of salary commission participation in profits or otherwise as the Directors may determine

19. So long as the Company is a subsidiary of another company within the meaning of Section 736 of the Companies Act 1985 that other company (hereinafter called “the Holding Company”) shall have power from time to time and at any time to:-

(a)	appoint any person or persons as a Director or Directors either in addition to the existing Directors or to fill any vacancy, and to remove from office any Director howsoever appointed and

(b)	appoint to or remove from the office of managing director or any other executive or salaried office of the Company any Director of the Company

Any such appointment or removal shall be effected by an instrument in writing signed on behalf of the Holding Company by a Director and Secretary thereof and shall take effect upon lodgment at the registered office of the Company The terms of and powers conferred by any such appointment shall be as stated in the resolution of appointment and may be altered added to withdrawn or otherwise amended at any time and from time to time by resolution of the Board of the Holding Company or of a duly authorised committee of such Board PROVIDED THAT if the Holding Company is itself a subsidiary of another company within the meaning of Section 736 of the Companies Act 1985 then that other company shall be entitled (in lieu of the Holding Company) to exercise the powers hereby and under Articles 27 to 30 (inclusive) conferred on the Holding Company as if such other company were the Holding Company

20. Provided that they shall have first obtained the written authority of the Holding Company the Directors may appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors.

BORROWING POWERS

21. The Directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit and to grant any mortgage charge or standard security over its undertaking property and uncalled capital or any part thereof and (subject to Section 80 of the Companies Act 1985) to issue debentures debenture stock and other securities whether outright or as security for any debt liability or obligation of the Company or of any third party (including the Holding Company)

ALTERNATE DIRECTORS

22.	(a)	Each Director shall have the power at any time to appoint as an alternate Director either another Director or any other person approved for that purpose by a resolution of the Directors and at any time to terminate such appointment Every appointment and removal of an alternate Director shall be in writing signed by the appointor and (subject to any approval required) shall (unless the Directors agree otherwise) only take effect upon receipt of such written appointment or removal at the registered office of the Company

(b)	An alternate Director so appointed shall not be entitled as such to receive any remuneration from the Company except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct but shall otherwise be subject to the provisions of these Articles with respect to Directors An alternate Director shall during his appointment be an officer of the Company and shall not be deemed to be an agent of his appointor

(c)	An alternate Director shall (subject to his giving to the Company an address at which notices may be served upon him) be entitled to receive notices of all Meetings of the Directors and of any committee of the Directors of which his appointor is a member and to attend and to vote as a Director at any such Meeting at which his appointor is not personally present and generally in the absence of his appointor to perform and exercise all functions rights powers and duties as a Director of his appointor and to receive notice of all General Meetings

(d)	The appointment of an alternate Director shall automatically determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor shall cease for any reason to be a Director otherwise than by retiring and being re-appointed at the same meeting

(e)	A Director or any other person may act as alternate Director to represent more than one Director and an alternate Director shall be entitled at Meetings of the Directors or any committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director

POWERS OF DIRECTORS

23. There shall be substituted for Regulation 81 (c) of Table A the following words:-

“if he becomes incapable by reason of mental disorder illness or injury of managing and administering his property and affairs”

24. A resolution in writing signed by all the Directors or their respective alternates for the time being shall be as effective as a resolution passed at a Meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors or their respective alternates for the time being The above shall also apply to any resolution of a committee of Directors

PENSION AND ALLOWANCES

25. The Directors may grant retirement pensions or annuities or other gratuities or allowances including allowances on death to any person or to the widow or dependants of any person in respect of services rendered by him to the Company as Director or in any other executive office or employment under the Company or indirectly as executive officer or employee of any subsidiary company of the Company or its holding company (if any) notwithstanding that he may be or may have been a Director of the Company and may make payments and pay premiums towards and for funds insurances or trusts for such purposes in respect of such persons and may include rights in respect of such pensions annuities and allowances in the terms of engagement of any such person

INDEMNITY

26. Every Director, Executive Director, Manager, Officer and Auditor of the Company shall be indemnified out of the funds of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto including any liability incurred by him in defending any proceedings whether civil or criminal in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 727 of the Companies Act 1985 or Section 144 of the Companies Act 1985 in which relief is granted to him by the Court and no Director or other officer shall be liable for any loss damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto But this Article shall only have effect in so far as its provisions are not avoided by Section 310 of the Companies Act 1985

HOLDING COMPANY

27. A copy of any resolution of the Board of the Holding Company or of a duly authorised committee of such Board passed in accordance with any Article herein contained and certified by any Director or the Secretary of the Holding Company and delivered to the Registered Office of the Company shall be sufficient evidence of the passing thereof

28. In any case where the written authority of the Holding Company is required by these Articles the same shall be deemed to have been properly given if contained in an instrument in writing signed by a Director or Secretary of the Holding Company and left at the Registered Office of the Company

29. No shares shall be issued without the consent of the Holding Company, such consent to be by instrument in writing under the Common Seal of the Holding Company and left at the registered office of the Company

30. The Holding Company may by resolution of its Board or of a duly authorised committee of its Board declare if such be the case that any share of the Company is held by the registered holder thereof as the nominee of the Holding Company (or in the case of a share registered in the name of a deceased or bankrupt holder was so held at the time of his death or bankruptcy) and name some other person as authorised by the Holding Company to sign transfers in the place of the holder or the deceased or bankrupt holder and the Directors of the Company shall be entitled and bound to give effect to any instrument of transfer of that share signed by the person so named as transferor in all respects as if the instrument were signed by the registered holder of the share or by his personal representatives or trustee in bankruptcy and regulation 5 of Table A shall not apply to the Company

No. of Company: 1542173/21

THE COMPANIES ACTS 1948 TO 1980

COMPANY LIMITED BY SHARES

R E S O L U T I O N S

of

INDEPENDENT VENDING SUPPLIES LIMITED

(Passed the 2nd day of January 1986)

At an Extraordinary General Meeting of the above Company duly convened and held on the 2nd day of January 1986 the under-mentioned Resolutions providing for a bonus issue of 800 new Ordinary Shares of £1 each and the amendment of the Company’s Articles of Association were duly passed as Special Resolutions:-

SPECIAL RESOLUTIONS

(1) That on the recommendation of the Directors it is desirable to capitalise the sum of £800 being part of the amount now standing to the credit of the profit and loss account of the Company and that accordingly such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend in the same proportions on condition that the same be not paid in cash but be applied in paying up in full at par 800 unissued Ordinary Shares of £1 each in the Capital of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion as near as may be of one new Ordinary Share fully paid for every 50 Ordinary Shares held by each member and that the Directors do make all necessary allotments and appropriations accordingly

(2) That on the allotment of the new Ordinary Shares pursuant to the preceding Resolution all the Ordinary Shares of £1 each in the capital of the Company in issue prior to the passing of such Resolution shall stand converted into 40,000 Deferred Shares of £1 each such Shares conferring the following rights upon the holders thereof and being subject to the following restrictions:-

(a)	in a winding-up the holders of the Deferred Shares shall be entitled to the repayment of the Capital paid up thereon only in the event of the sum of £1,000 having been previously distributed in such winding-up in respect of each Ordinary Share of the Company

(b)	the holders of the Deferred Shares shall not be entitled to any participation in the profits or assets of the Company

(c)	the holders of the Deferred Shares shall not be entitled to receive notices of or to attend and vote at any General Meeting of the Company

(3) That the Articles of Association of the Company be amended by the addition of the following new Article 3 (a) after the existing Article 3:-

“Subject to the provisions of the Statutes the Company may purchase its own shares (including redeemable shares) and (subject as aforesaid) payment in respect of any such redemption or purchase under sections 159 - 161 or (as the case may be) section 162 of the Companies Act 1985 may be made out of distributable profits of the Company or the proceeds of a fresh issue of shares or otherwise”

2

(4) That Clause 10 of Part I of Table A of the First Schedule to the Companies Act 1948 shall not apply to the Company and that the Articles of Association of the Company be amended accordingly

(5) That following the creation of 40,000 Deferred Shares pursuant to the foregoing Resolution (2) the off-market purchase by the Company of all of these Deferred Shares in the Capital of the Company be and is hereby approved at the price of £0.002 per share

Chairman

Company No. 1542173

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTION

OF

INDEPENDENT VENDING SUPPLIES LIMITED

Passed on 9th June 1989

At an Extraordinary General Meeting of the above named Company duly convened and held on 9 June 1989 the following resolution was duly passed as a Special Resolution:-

SPECIAL RESOLUTION

THAT the name of the Company be changed to NICHOLS FOODS LIMITED

Chairman